DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made as of this 26th day of October, 2000 (the "Agreement") by and between Whitehall Funds Trust, a Delaware business trust (the "Company") and PFPC Distributors, Inc. (the "Distributor"), a Delaware corporation.

         WHEREAS, the Company is registered as a diversified, open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and is currently offering units of beneficial interest (such units of all series are hereinafter called the "Shares"), representing interests in investment portfolios of the Company identified on Schedule A hereto (the "Funds") which are registered with the Securities and Exchange Commission (the "SEC") pursuant to the Company's Registration Statement on Form N-1A (the "Registration Statement"); and

         WHEREAS, the Company desires to retain the Distributor as distributor for the Funds to provide for the sale and distribution of the Shares of the Funds identified on Schedule A and for such additional classes or series as the Company may issue, and the Distributor is prepared to provide such services commencing on the date first written above.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:

1.  SERVICE AS DISTRIBUTOR
    ----------------------
1.1 The Distributor will act on behalf of the Company for the distribution of the Shares covered by the Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"). The Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

1.2 The Distributor agrees to use efforts deemed appropriate by the Distributor to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. To the extent that the Distributor receives shareholder services fees under any shareholder services plan adopted by the Company, the Distributor agrees to furnish, and/or enter into arrangements with others for the furnishing of, personal and/or account maintenance services with respect to the relevant shareholders of the Company as may be required pursuant to such plan. It is contemplated that the Distributor will enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms to the extent permitted by SEC and NASD regulations or other governing law.

1.3 The Company understands that the Distributor is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively, the "Investment Entities"), including Investment Entities having investment objectives similar to those of the Company. The Company further understands that investors and potential investors in the Company may invest in shares of such other Investment


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         Entities.  The  Company  agrees that the  Distributor's  duties to such
         Investment Entities shall not be deemed in conflict with its duties to the Company under this Section 1.3.

1.4 The Distributor shall not utilize any materials in connection with the sale or offering of Shares except the Company's prospectus and statement of additional information and such other materials as the Company shall provide or approve.

1.5 All activities by the Distributor and its employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or the National Association of Securities Dealers.

1.6 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Company.

1.7 Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, the Company may decline to accept any orders for, or make any sales of, the Shares until such time as the Company deems it advisable to accept such orders and to make such sales, and the Company advises the Distributor promptly of such determination.

1.8 The Company agrees to pay all reasonable costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all reasonable expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all reasonable expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders.

1.9 The Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate. The Company shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to the information contained in the previous notification.

1.10 The Company shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Company and the Shares as the Company may reasonably request; and the Company warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Company shall also furnish the Distributor upon request with: (a) audited annual statements and unaudited semi-annual statements of a Fund's books and accounts prepared by the Company, (b) quarterly earnings statements prepared by the Company, (c) a monthly itemized list of the securities in the Funds, and (d) monthly balance sheets as soon as practicable after the end of each month.

1.11 The Company represents to the Distributor that all Registration Statements and prospectuses filed by the Company with the SEC under the 1933 Act with respect to the


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         Shares have been prepared in conformity  with the  requirements  of the
         1933 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the term "Registration Statement" shall mean any
         Registration   Statement  and  any  prospectus  and  any  statement  of
         additional information relating to the Company filed with the SEC and any amendments or supplements thereto at any time filed with the SEC. Except as to information included in the Registration Statement in reliance upon information provided to the Company by the Distributor or any affiliate of the Distributor expressly for use in the Registration Statement, the Company represents and warrants to the Distributor that any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration
         Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such
         Registration   Statement  becomes  effective  will  include  an  untrue
         statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Distributor may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. The Distributor shall promptly notify the Company of any
         advice  given  to  it  by  its  counsel   regarding  the  necessity  or
         advisability of amending or supplementing such Registration Statement. If the Company shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a reasonable written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Company shall not file any amendment to any Registration Statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at
         any  time  such  amendments  to  any  Registration   Statements  and/or
         supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

1.12 The Company authorizes the Distributor to use in connection with the sale of the Shares any prospectus or statement of additional information in the form furnished from time to time. The Company agrees to indemnify and hold harmless the Distributor, its officers, directors, and employees, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless (a) from and against any and all claims, costs, expenses (including reasonable attorneys' fees) losses, damages, charges, payments and liabilities of any sort or kind which the Distributor, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon: (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Company's Registration Statement, prospectus, statement of additional information, or sales literature (including amendments and supplements thereto), or (ii) any omission, or alleged omission, to state a material fact required to be stated in the Company's Registration Statement, prospectus, statement of additional information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are


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         based upon any such untrue  statement  or  omission  or alleged  untrue statement or omission made in reliance on and in conformity with information furnished to the Company by the Distributor or its affiliated persons for use in the Company's Registration Statement, prospectus, or statement of additional information or sales literature (including amendments or supplements thereto), such indemnification is not applicable; and (b) from and against any and all such claims, demands, liabilities and expenses (including such costs and counsel fees) which you,  your  officers  and  directors,  or such  controlling
         person,   may  incur  in   connection   with  this   Agreement  or  the
         Distributor's   performance   hereunder  (but  excluding  such  claims,
         demands,  liabilities  and expenses  (including  such costs and counsel fees) arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading), unless such claims, demands, liabilities and expenses (including such costs and counsel fees) arise by reason of the Distributor's willful misfeasance, bad faith or negligence in the performance of the Distributor's duties hereunder. The Company acknowledges and agrees that in the event that the Distributor, at the request of the Company, is required to give indemnification comparable to that set forth in clause (a) of this Section 1.12 to any broker-dealer selling Shares of
         the   Company   and  such   broker-dealer   shall   make  a  claim  for
         indemnification against the Distributor, the Distributor shall make a similar claim for indemnification against the Company.

1.13 The Distributor agrees to indemnify and hold harmless the Company, its several officers and Trustees and each person, if any, who controls a Fund within the meaning of Section 15 of the 1933 Act against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the Company, its officers, Trustees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or Trustees, or any controlling person resulting from such claims or demands arise out of the acquisition of any Shares by any person which may be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Company's Registration Statement, prospectus or statement of additional information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Company by the Distributor or its affiliated persons (as defined in the 1940 Act) or in connection with the Distributor's willful misfeasance, bad faith or negligence.

1.14 In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation.


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         The  Indemnified  Party will not confess any  Indemnification  Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this
         Section 1.14 and Section 3.1 shall survive the termination of this Agreement.

         The Indemnifying  Party's  indemnification  agreement contained in this
         Section 1.14 and Section 3.1 and the Indemnifying Party's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party, its officers, directors and employees, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Indemnified Party's benefit, to the benefit of its several officers, directors and employees, and their respective estates and to the benefit of the controlling persons and their successors. The Indemnifying Party agrees promptly to notify the Indemnified Party of the commencement of any litigation or proceedings against the Indemnifying Party or any of its officers or directors in connection with the issue and sale of any Shares.

1.15 No Shares shall be offered by either the Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this
         Section 1.15 shall in any way restrict or have any application to or bearing upon the Company's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Company's Registration Statement, Declaration of Trust, or bylaws.

1.16 The Company agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

         (a) of any request by the SEC for amendments to the Registration Statement, prospectus or statement of additional information then in effect or for additional information;

         (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, prospectus or statement of additional information then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, prospectus or statement of additional information then in effect or that requires the making of a change in such Registration Statement, prospectus or statement of additional information in order to make the statements therein not misleading; and


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         (d)     of all  actions of the SEC with  respect to any  amendments  to any Registration Statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

         For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

2.       TERM
         ----
2.1 This Agreement shall become effective immediately upon the consummation of the acquisition of Provident Distributors, Inc. by the Distributor, which the parties anticipate to occur on or about December 1, 2000, and, unless sooner terminated as provided herein, shall continue for an initial one-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Company's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Company, provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Company's Board of Trustees, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Company, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

2.2 In the event a termination notice is given by the Company, all reasonable expenses associated with movement of records and materials and conversion thereof will be borne by the Company.

3.       LIMITATION OF LIABILITY
         -----------------------
3.1 Each party to this Agreement shall not be liable to the other party for any error of judgment or mistake of law or for any loss suffered by the other party in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from such party's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. Each party (the "Indemnifying Party") will indemnify the other party (the "Indemnified Party") against and hold it harmless from any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Indemnified Party for which the Indemnified Party may be held to be liable in connection with this Agreement or the Indemnified Party's performance hereunder (a "Section 3.1 Claim"), unless such Section 3.1 Claim resulted from a negligent act or omission to act or bad faith by the Indemnified Party in the performance of its duties hereunder. The provisions of Section 1.14 shall apply to any indemnification provided by the Indemnifying Party pursuant to this
         Section 3.1. The  obligations  of the parties hereto under this Section
         3.1 shall survive termination of this Agreement.


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3.2      Each party shall have the duty to mitigate  damages for which the other party may become responsible.

3.5 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR CONSEQUENTIAL DAMAGES.

4.       MODIFICATIONS AND WAIVERS
         -------------------------
         No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

5.       NO PRESUMPTION AGAINST DRAFTER
         ------------------------------
         The Distributor and the Company have jointly participated in the negotiation and drafting of this Agreement. The Agreement shall be construed as if drafted jointly by the Company and the Distributor, and no presumptions arise favoring any party by virtue of the authorship of any provision of this Agreement.

6.       PUBLICITY
         ---------
         Neither the Distributor nor the Company shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements.

7.       SEVERABILITY
         ------------
         The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

8.       FORCE MAJEURE
         -------------
         No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or


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         omission of the other  party or any  governmental  authority;  (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party,
         including   without    limitation,    failures   or   fluctuations   in
         telecommunications   or  other  equipment.   In  any  such  event,  the
         non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

9.       MISCELLANEOUS
         -------------
9.1 Any notice or other instrument authorized or required by this Agreement to be given in writing to the Company or the Distributor shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                              To the Company:

                              Whitehall Funds Trust
                              320 Park Avenue
                              New York, New York 10022
                              Attention: Joseph E. Breslin

                              with a copy to:

                              Paul, Weiss, Rifkind, Wharton & Garrison
                              1285 Avenue of the Americas
                              New York, New York 10019
                              Attention: Steven Howard

                              To the Distributor:

                              PFPC Distributors, Inc.
                              4400 Computer Drive
                              Westborough, Massachusetts 01581
                              Attention: Rita Adler

9.2 The laws of the State of New York, excluding the laws on conflicts of laws, and the applicable provisions of the 1940 Act shall govern the interpretation, validity, and enforcement of this Agreement. To the extent the provisions of New York law or the provisions hereof conflict with the 1940 Act, the 1940 Act shall control. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of New York, and the Distributor and the Company hereby submit themselves to the exclusive jurisdiction of those courts.


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9.3      This Agreement may be executed in any number of  counterparts,  each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

9.4 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

9.5 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and is not intended to confer upon any other person any rights or remedies hereunder.

9.6 The Distributor agrees to grant to the auditors and regulators of the Company the same access to the books and records of the Company held by the Distributor as if such were held by the Company.

10.      CONFIDENTIALITY
         ---------------
10.1 The parties agree that the Proprietary Information (defined below) (collectively "Confidential Information") are confidential information of the parties and their respective licensers. The Company and the Distributor shall exercise reasonable care to safeguard the confidentiality of the Confidential Information of the other. The Company and the Distributor may each use the Confidential Information only to exercise its rights or perform its duties under this Agreement. The Company and the Distributor shall not sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Company and the Distributor may, however, disclose Confidential Information to its employees who have a need to know the Confidential Information to perform work for the other, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed by its employees in breach of this Agreement. The Company and the Distributor may also disclose the Confidential Information to independent contractors, auditors and professional advisors and as required by law or regulatory authorities. Notwithstanding the previous sentence, in no event shall either the Company or the Distributor disclose the Confidential Information to any competitor of the other without specific, prior written consent.

10.2     Proprietary Information means:

         (a) any data or information that is sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Company or the Distributor, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

         (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Company or the Distributor a competitive advantage over its competitors: and


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         (c)      all  confidential   or  proprietary  concepts,  documentation,
         reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

10.3 Confidential Information may be memorialized in, without limitation, documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes or models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

10.4 Each party acknowledges that breach of the restrictions on use, dissemination or disclosure of any Confidential Information of the other party would result in immediate and irreparable harm, and money damages would be inadequate to compensate the other party for that harm. Each Party shall be entitled to equitable relief, in addition to all other available remedies, to redress any such breach.

11. The Company and the Distributor agree that the obligations of the Company under the Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Company individually, but are binding only upon the assets and property of the Company, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Company, and signed by an authorized officer of the Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Company individually or to impose any liability on any of them or any shareholder of the Company personally, but shall bind only the assets and property of the Company as provided in the Declaration of Trust.

12.      ENTIRE AGREEMENT
         ----------------
         This Agreement, including all Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                  WHITEHALL FUNDS TRUST

                                  By: /s/ Joseph E. Breslin
                                    ---------------------------

                                  Name:  Joseph E. Breslin
                                       ------------------------

                                  Title:  President
                                        -----------------------



                                  PFPC DISTRIBUTORS, INC.

                                  By: /s/Gary M.Gardner
                                    ---------------------------

                                  Name: Gary M. Gardner
                                       ------------------------

                                  Title:  President
                                        -----------------------


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                                   SCHEDULE A
                                   ----------

                                  Name of Funds
                                  -------------

                          Whitehall Enhanced Index Fund
                              Whitehall Growth Fund
                        Whitehall Growth and Income Fund
                            Whitehall High Yield Fund
                              Whitehall Income Fund
                           Whitehall Money Market Fund